UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section14 (c)

of the Securities Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ELYS GAME TECHNOLOGY, CORP.

130 Adelaide Street W., Suite 701

Toronto, Ontario, M5H 2K4

INFORMATION STATEMENT

[____________], 2023

NOTICE OF ACTION BY WRITTEN CONSENT OF

HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Shareholders”) of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Elys Game Technology, Corp. a Delaware corporation (the “Company”). The Board of Directors of the Company (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of the Information Statement is to notify you that the Company has received the written consents, (collectively, the “Written Consent”), from holders of shares of Common Stock representing approximately 54.1% of the total issued and outstanding shares of voting stock of the Company on March 1, 2023, the record date, approving the actions described in the accompanying Information Statement.

We are furnishing this Notice and the accompanying Information Statement solely for the purpose of informing our Shareholders of the actions taken by the Written Consent before such actions become effective in satisfaction of the notice requirements of Section 14C of the Securities Exchange Act of 1934, as amended, the rules promulgated by the U.S. Securities and Exchange Commission thereunder, and Section 228 of the Delaware General Corporation Law.

This is not a notice of a special meeting of Shareholders, and no Shareholder meeting will be held to consider the matters described herein.

This Notice and the accompanying Information Statement are first being sent to Shareholders on or about March ____, 2023.

By order of the Board of Directors,

/s/ Michele Ciavarella
Michele Ciavarella
Chairman and Chief Executive Officer

[_________________], 2023

ELYS GAME TECHNOLOGY, CORP.

130 Adelaide Street W., Suite 701

Toronto, Ontario, M5H 2K4

Telephone (561) 838-3325

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Elys Game Technology, Corp., a Delaware corporation, as the “Company,” “we,” “us,” or “our.” This Information Statement is being furnished by the board of directors of the Company (the “Board”), to inform the holders (“Shareholders”) of our common stock, par value $0.0001 per share (the “Common Stock”), as of March 1, 2023, of actions (collectively, the “Actions”) approved by resolutions of the Board dated February 26, 2023 and by the written consents (collectively, the “Written Consent”) of holders (the “Consent Holders”) of shares of Common Stock representing approximately 54.1% of the total issued and outstanding shares of voting stock of the Company on March 1, 2023, the record date. This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Consent Holders.

May Shareholders Act by Written Consent?

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that unless otherwise provided in the certificate of incorporation a company’s shareholders may approve an action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

What Actions Were Taken by Written Consent?

The Consent Holders have approved all of the transactions contemplated by that certain subscription agreement, entered into on January 30, 2023, by and between the Company and the accredited investors parties thereto (the “Subscription Agreement”), and the transaction documents related thereto, including, without limitation, for purposes of The Nasdaq Stock Market LLC Rules 5635 (b) and 5635(d), the issuance of all of the outstanding shares of our common stock to be issued upon (i) conversion of the 12% debentures in the aggregate principal amount of $1,000,000 issued pursuant to the Subscription Agreement (the “Debentures”) and (ii) exercise of the common stock purchase warrants, dated January 30, 2023, issued to such investors by us pursuant to the Subscription Agreement (the “Warrants”). More specifically, the Consent Holders have approved the issuance of up to 2,564,102 shares of common stock upon the conversion of the Debentures and up to 2,564,102 shares of our common stock upon exercise of the Warrants, which includes the maximum number of shares of our common stock that may be issued upon the conversion of the Debentures and upon exercise of the Warrants assuming anti-dilution adjustments to the number of shares of common stock to be issued upon conversion or exercise of the Debentures and Warrants as provided in such instruments. The Consent Holders have also approved not aggregating such issuances with future issuances for purposes of determining compliance with The Nasdaq Stock Market LLC Rules 5635(b) and 5635(d).

Background Information

On January 30, 2023 (the “Closing Date”), we closed a private placement offering of up to 2,000 units and entered into the Subscription Agreements with a group of accredited investors (the “Investors”), which Investors included Braydon Capital Corp., a company owned by Claudio Ciavarella, a related party and brother of the Company’s Executive Chairman, Michele Ciavarella pursuant to which Units were sold to Investors at a per unit price of $1,000 which Units were comprised of (i) a Debentures described below, and (ii) the Warrants described below.

The Investors purchased a total of 1,000 units and we issued to the Investors Debentures for the total principal amount of $1,000,000 (the “Principal Amount”) convertible initially into 2,564,102 shares of our common stock, subject to certain anti-dilution adjustments and warrants to initially purchase 2,564,102 shares of our common stock, subject to certain anti-dilution adjustments.

The Debentures mature three years from their date of issuance and bear interest at a rate of 12% per annum compounded annually and payable on the maturity date. Each Debenture is initially convertible at a price equal to $0.39 per share which was the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of our common stock on the Nasdaq stock market for the period of twenty (20) consecutive trading days beginning on the twenty-third (23rd) trading day immediately preceding the Closing Date and concluding at the close of trading on the third (3rd) trading day immediately preceding the Closing Date. The holder is guaranteed to receive a minimum of five (5) months of interest in the event of an early repayment (“Redemption”) by us.

In addition, we may accelerate this right of conversion on at least ten (10) business days prior written notice to the holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion and (i) the closing price of our common shares exceeds two hundred (200%) per cent of the conversion price for five (5) trading days in a thirty (30) day period or (ii) we wish to redeem or pre-pay the Debentures prior to the maturity date.

If at any time that the common shares issuable on conversion of the Debenture in whole or in part would be free trading without resale restrictions or statutory hold periods, the Debenture is redeemable by us at any time or times prior to the maturity date on not less than ten (10) Business Days prior written notice from us to the Investor of the proposed date of Redemption (the “Redemption Date”), without bonus or penalty, provided, however, that prior to the Redemption Date, the Investor has the right to convert the whole or any part of the principal and accrued and unpaid interest of the Debenture into our common shares.

The warrants expire three (3) years after the issuance date and are exercisable at an exercise price of $0.39 per share, subject to adjustment as provided in the Warrant (which initial exercise price was equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of our common stock on the Nasdaq stock market for the period of twenty (20) consecutive trading days beginning on the twenty-third (23rd) trading day immediately preceding the Closing Date and concluding at the close of trading on the third (3rd) trading day immediately preceding the Closing Date) Each warrant is exercisable on a cashless basis in the event that there is not an effective registration statement registering the shares underlying the warrant at the time of exercise.

We may accelerate the right to exercise the Warrant on at least ten (10) business days prior written notice to the Holder if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on exercise of the Warrant and the closing price of our common shares exceeds two hundred (200%) per cent of the exercise price for five (5) trading days in a thirty (30) day period.

The Warrants and Debentures provide that if we issue or sell common stock of securities convertible or exercisable into common stock for a price lower than the exercise price of conversion price that the exercise price and conversion price will be reduced to such price, subject to a floor price of $0.35 and subject to certain exempt issuances set forth in the Debentures and Warrants.

The number of shares of common stock that may be issued upon exercise of the Warrants and Debentures is subject to an Exchange Cap (as defined in the Debentures and Warrants) unless shareholder approval to exceed the Exchange Cap is approved. The Consent Holders have approved issuances in excess of the Exchange Cap.

Why do we need the Holder’s Consent?

Our common stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq rules. Nasdaq Marketplace Rule 5635(b) provides that shareholder approval is required prior to the issuance of securities when the issuance will result in a change of control of a company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Nasdaq Marketplace Rule 5635(d) requires a company to obtain stockholder approval prior to the issuance of shares of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a company of shares of common stock (and/or securities convertible into or exercisable for shares of common stock) equal to 20% or more of the shares of common stock outstanding prior to such issuance where the price of the common stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. In addition, shares issuances under different transactions may be aggregated for purposes of determining whether the 20% limit has been reached.

Based on Nasdaq Listing Rule 5635(d), the issuance of the common shares to be issued upon conversion of the Debentures at a conversion price of $0.39 per share and the exercise of the Warrants, which prices represent, in each case, a discount to the Minimum Price, constitutes an issuance of securities below the Minimum Price that could be aggregated with future issuances of securities and constitute a 20% issuance under Nasdaq Listing Rule 5635(d). Additionally, if the price were to adjust to the floor price, the common shares to be issued upon conversion of the Debentures at a conversion price of $0.35 per share and the exercise of the Warrants Common Shares together would represent a greater percentage of our outstanding common stock (based on the number of shares of common stock outstanding on the date of execution of the Subscription Agreements. We believe that the transactions contemplated by the Debenture and Warrants, including full issuance of shares of common stock upon the conversion of the Debentures and exercise of the Warrants into shares of common stock, may require stockholder approval if aggregated with future issuances of securities. Accordingly, we sought shareholder approval in order to allow the issuances described in this Information Statement to avoid being aggregated with certain future stock issuances and provide us with more flexibility in structuring future financing transactions for compliance with the shareholder approval requirements of Nasdaq Listing Rules 5635(b) and 5635(d).

What is the Purpose of this Information Statement?

This Information Statement and the accompanying Notice are being furnished to our Shareholders solely for the purpose of informing our Shareholders of the action taken by the Written Consent of the Consent Holders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, and Section 228 of the DGCL.

Section 14C of the Exchange Act and Regulation 14C promulgated by the SEC thereunder requires us to furnish to our Shareholders an information statement describing any action taken by written consent in lieu of a meeting of stockholders before such action becomes effective. In connection with an action by written consent, Section 228 of the DGCL requires prompt notice of the taking of such action to be given to the Shareholders who have not consented in writing to such action.

What is the Effect of Holder Consent and the Issuance of Additional Securities?

Although the issuance of the securities described in this Information Statement would not result in the issuance of over 20% of our outstanding shares of common stock on a pre-transaction basis, the issuance of future securities for financing or other purposes could be aggregated with the issuance of the securities described in this Information Statement and together exceed 20% of our outstanding shares. The Holder Consent will allow us to issue securities in certain future financings below the Minimum Price without aggregating such future issuances with the issuances described in this Information Statement and could result in additional issuances below the Minimum Price without seeking shareholder approval of such transactions if such future issuances alone would not require shareholder approval. For so long as the Investors beneficially own a significant amount of shares of our common stock, they could significantly influence our future company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Investors fully convert the Debentures and/or exercise the Warrant. Further, because of the possibility that the conversion price and the exercise price of the Warrants may be further adjusted to a lower amount, stockholders may experience an even greater dilutive effect. The Holder Consent applies to all issuances of common stock pursuant to the Debentures and Warrants, including such potential issuance of additional shares in accordance with the anti-dilution provisions of such instruments.

Who is Entitled to Notice?

Each outstanding share of common stock on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent. The close of business on March 1, 2023 is the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about March ___, 2023 to Shareholders of record as of the Record Date.

What Vote is Required to Approve the Actions?

Each share of common stock entitles the holder to one vote. On the Record Date, there were 38,812,843 shares of common stock issued and outstanding. Pursuant to Section 228 of the DGCL and our Certificate of Incorporation, at least a majority of our voting stock, or at least 19,406,422 shares of common stock, is required to approve the Actions by written consent.

Do I have Appraisal Rights?

Neither the DGCL nor our Certificate of Incorporation or Bylaws provide our Shareholders with appraisal rights in connection with the Actions discussed in this Information Statement.

What is the manner of Effecting the Actions?

Pursuant to Rule 14c-2 under the Exchange Act, the earliest date that the Actions can become effective is 20 calendar days after this Information Statement is first sent to the Shareholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our officers or directors have an interest in the transactions described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 1, 2023, with respect to the beneficial ownership of our common stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

As of February 23, 2023, we had 38,812,843 shares of common stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options or warrants that are either immediately exercisable or exercisable on or before April 23, 2023, which is approximately 60 days following February 23, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Elys Game Technology, Corp., 130 Adelaide Street, West, Suite 701, Toronto, Ontario, Canada M5H 2K4

	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Directors and Executive Officers
Michele Ciavarella (Executive Chairman of the Board)(2)	6,253,926	16.0%
Paul Sallwasser (Director)(3)	219,554	*
Steven Shallcross(Director)(4)	156,758	*
Andrea Mandel-Mantello (Director)(5)	128,672	*
Carlo Reali (Interim Chief Financial Officer)(6)	241,619	*
Luca Pasquini (former Vice President of Technology and Director)(7)	2,228,512	5.7%
Alessandro Marcelli (former Vice President of Operations)(8)	1,292,453	3.3%
Mark Korb (former Chief Financial Officer)(9)	224,944	*

All current executive officers and directors as a group (5 persons)	7,000,530	17.7%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(10)	4,730,861	12.2%

_____________________

* less than 1%

(1)	Based on 38,812,843 shares of common stock outstanding on February 23, 2023.

(2)	Includes 1,525,448 shares of common stock; a further 4,728,478 shares and warrants exercisable into 2,383 shares of Common Stock held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 204,375 shares of Common Stock of which 173,507 are vested and a further 8,819 vests within the next 60 days. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

(3)	Includes 30,000 shares of common stock and options to purchase 251,057 shares of common stock of which 174,179 are vested and a further 15,376 vest within the next 60 days.
(4)	Includes 27,717 shares of common stock and options to purchase 190,544 shares of common stock of which 113,665 are vested and a further 15,376 vest in the next 60 days.

(5)	Includes 44,944 shares and options to purchase 145,231 shares of common stock of which 68,353 are vested and a further 15,376 vest in the next 60 days.

(6)	Includes 200,000 shares of common stock and options to purchase 119,375 shares of common stock of which 40,673 are vested and a further 946 vests within the next 60 days.

(7)	Includes 2,156,172 shares of common stock and options to purchase 83,000 shares of common stock of which 68,076 are vested and a further 4,264 vests in the next sixty days.

(8)	Includes 1,221,835 shares of common stock and options to purchase 81,000 shares of common stock of which 66,465 are vested and a further 4,153 vests in the next sixty days.

(9)	Includes 50,000 shares of common stock and options to purchase 483,000 shares of common stock of which 171,722 are vested and a further 3,222 vests within the next 60 days.

(10)	Includes 4,728,478 shares and warrants exercisable into 2,383 shares of common stock. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

INFORMATION STATEMENT COSTS

The Company will bear the cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this Information Statement to the beneficial owners of our Common Stock. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their ordinary and necessary expenses in forwarding this Information Statement to the beneficial owners of our Common Stock.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. The Company’s filings with the SEC are available to the public on the SEC’s website, www.sec.gov, and on the Company’s website, www.elysgame.com. Our reports filed by the Company under the Exchange Act are also available to any Shareholder at no cost upon request by writing to Elys Game Technology Corp., 130 Adelaide Street W., Suite 701, Toronto, Ontario, M5H 2K4, and a copy will be sent to you free of charge.

HOUSEHOLDING OF INFORMATION STATEMENT

The SEC has adopted rules that allow a company to deliver a single information statement to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to our shareholders. Under this process, certain Shareholders will receive only one copy of our Information Statement until such time as one or more of these Shareholders notifies us that they want to receive separate copies. Any Shareholders who object to or wish to begin householding may notify us by sending a written request to Michele Ciavarella, Chief Executive Officer, Elys Game Technology, Corp., 130 Adelaide Street W., Suite 701, Toronto, Ontario, M5H 2K4, or by telephone at (561) 838-3325.

By order of the Board of Directors,

/s/ Michele Ciavarella
Michele Ciavarella
Chairman and Chief Executive Officer

_______________, 2023